Exhibit 99.1

FOR IMMEDIATE RELEASE

Harmonic Announces Second Quarter 2017 Results
SAN JOSE, Calif.-July 31, 2017-Harmonic Inc. (NASDAQ: HLIT), the worldwide leader in video delivery infrastructure, announced today its unaudited results for the second quarter of 2017.
GAAP net revenue for the second quarter of 2017 was $82.3 million, compared with $82.9 million for the first quarter of 2017 and $109.6 million for the second quarter of 2016.
Non-GAAP net revenue for the second quarter of 2017 was $82.3 million, compared with $83.5 million for the first quarter of 2017 and $110.4 million for the second quarter of 2016.
Bookings for the second quarter of 2017 were $91.1 million, compared with $82.1 million for the first quarter of 2017 and $117.3 million for the second quarter of 2016.
The GAAP net loss for the second quarter of 2017 was $(31.5) million, or $(0.39) per diluted share, compared with a GAAP net loss for the first quarter of 2017 of $(24.0) million, or $(0.30) per diluted share, and a GAAP net loss of $(20.7) million, or $(0.27) per diluted share, for the second quarter of 2016.
The non-GAAP net loss for the second quarter of 2017 was $(15.7) million, or $(0.20) per diluted share, compared with non-GAAP net loss for the first quarter of 2017 of $(11.2) million, or $(0.14) per diluted share, and a non-GAAP net loss of $(0.2) million, or $0.00 per diluted share, for the second quarter of 2016. See “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations” below.
Total cash, cash equivalents and short-term investments were $52.9 million at the end of the second quarter of 2017, down $2.4 million from $55.3 million at the end of the prior quarter.
“Market demand for video infrastructure delivered through SaaS is accelerating,” said Patrick Harshman, president and chief executive officer of Harmonic. “During Q2 2017, with respect to our OTT SaaS business, TCV grew 90% sequentially to 8% of total bookings, reducing near-term revenue and profitability but establishing a trajectory for stronger financial performance mid- to long-term. Additionally, recent material CableOS bookings and field deployment success bolster our confidence in the growth outlook for our Cable Edge segment.”
Outlook and Financial Guidance

GAAP Financial Guidance	Q3 2017		Q4 2017		2017
	Low	High	Low	High	Low	High
	(in millions, except percentages and per share data)
Net Revenue	$80.0	$90.0	$90.0	$100.0	$335.5	$355.5
Video	$72.0	$81.0	$80.0	$86.0	$299.9	$314.9
Cable Edge	$8.0	$9.0	$10.0	$14.0	$35.6	$40.6
Gross Margin %	48.0%	49.0%	50.0%	51.0%	47.0%	48.0%
Video	52.0%	53.0%	52.0%	54.0%	51.0%	52.0%
Cable Edge	19.0%	20.0%	26.0%	28.0%	13.0%	14.0%
Operating Expenses	$55.7	$57.7	$53.7	$55.7	$232.5	$236.5
Operating Loss	$(19.3)	$(11.3)	$(10.8)	$(2.3)	$(79.3)	$(62.3)
Tax benefit (expense)	$1.7	$1.7	$(0.7)	$(0.7)	$0.6	$0.6
EPS	$(0.25)	$(0.16)	$(0.18)	$(0.07)	$(1.11)	$(0.94)
Shares	81.4	81.4	82.0	82.0	81.0	81.0
Cash and short-term investments	$40.0	$50.0	$40.0	$50.0	$40.0	$50.0

Non-GAAP Financial Guidance	Q3 2017		Q4 2017		2017
	Low	High	Low	High	Low	High
	(in millions, except percentages and per share data)
Net Revenue	$80.0	$90.0	$90.0	$100.0	$336.0	$356.0
Video	$72.0	$81.0	$80.0	$86.0	$300.0	$315.0
Cable Edge	$8.0	$9.0	$10.0	$14.0	$36.0	$41.0
Gross Margin %	51.0%	52.0%	52.0%	53.5%	51.0%	51.5%
Video	55.0%	56.0%	55.0%	57.0%	54.0%	55.0%
Cable Edge	20.0%	21.0%	27.0%	29.0%	24.0%	25.0%
Operating Expenses	$48.0	$50.0	$48.0	$50.0	$207.0	$211.0
Operating Income (Loss)	$(9.0)	$(1.0)	$(3.0)	$5.5	$(40.0)	$(23.0)
Tax rate	15%	15%	15%	15%	15%	15%
EPS	$(0.11)	$(0.03)	$(0.05)	$0.04	$(0.50)	$(0.33)
Shares	81.4	81.4	82.0	84.0	81.0	81.0
Cash and short-term investments	$40.0	$50.0	$40.0	$50.0	$40.0	$50.0

See “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations” below.
Conference Call Information
Harmonic will host a conference call to discuss its financial results at 2:00 p.m. Pacific (5:00 p.m. Eastern) on Monday, July 31, 2017. A listen-only broadcast of the conference call can be accessed either from the Company's website at www.harmonicinc.com or by calling +1.800.240.9147 or +1.574.990.1032 (passcode 53385607). A replay of the conference call will be available after 4:30 p.m. Pacific at the same website address or by calling +1.855.859.2056 or +1.404.537.3406 (passcode 53385607).
About Harmonic Inc.
Harmonic (NASDAQ: HLIT) is the worldwide leader in video delivery infrastructure for emerging television and video services. Harmonic enables customers to produce, deliver, and monetize amazing video experiences, with unequalled business agility and operational efficiency, by providing market-leading innovation, high-quality service, and compelling total-cost-of-ownership. More information is available at www.harmonicinc.com.

Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to our expectations regarding: GAAP net revenue, GAAP gross margins, GAAP operating expenses, GAAP operating loss, GAAP tax expense, GAAP EPS, non-GAAP revenue, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP tax rate and non-GAAP EPS for the third and fourth quarter of 2017 and for the fiscal year ended December 31, 2017, share count, cash and short-term investments at the end of the third and fourth quarter of 2017 and December 31, 2017, accelerating market demand for video infrastructure delivered through SaaS, the trajectory of our future financial performance, and the growth of our Cable Edge segment. Our expectations regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include, in no particular order, the following: the trends toward more high-definition, on-demand and anytime, anywhere video will not continue to develop at its current pace or will expire; the possibility that our products will not generate sales that are commensurate with our expectations or that our cost of revenue or operating expenses may exceed our expectations; the mix of products and services sold in various geographies and the effect it has on gross margins; delays or decreases in capital spending in the cable, satellite, telco, broadcast and media industries; customer concentration and consolidation; the impact of general economic conditions on our sales and operations; our ability to develop new and enhanced products in a timely manner and market acceptance of our new or existing products; losses of one or more key customers; risks associated with our international operations; exchange rate fluctuations of the currencies in which we conduct business; risks associated with our CableOS™ and VOS™ product solutions; dependence on market acceptance of various types of broadband services, on the adoption of new broadband technologies and on broadband industry trends; inventory management; the lack of timely availability of parts or raw materials necessary to produce our products; the impact of increases in the prices of raw materials and oil; the effect of competition, on both revenue and gross margins; difficulties associated with rapid technological changes in our markets; risks associated with unpredictable sales cycles; our dependence on contract manufacturers and sole or limited source suppliers; and the effect on our business of natural disasters. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic's filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K for the year ended December 31, 2016, our most recent Quarterly Report on Form 10-Q and our Current Reports on Form 8-K. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Harmonic disclaims any obligation to update any forward-looking statements.

Use of Non-GAAP Financial Measures
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or referred to herein as “reported”). However, management believes that certain non-GAAP financial measures provide management and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business, establish operating budgets, set internal measurement targets and make operating decisions.
These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Harmonic's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Harmonic's results of operations in conjunction with the corresponding GAAP measures.
The Company believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP.
The non-GAAP measures presented here are: revenue, gross profit, operating expenses, income (loss) from operations, non-operating expenses and net income (loss) (including those amounts as a percentage of revenue), and net income (loss) per diluted share. The presentation of non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP, and is not necessarily comparable to non-GAAP results published by other companies. A reconciliation of the historical non-GAAP financial measures discussed in this press release to the most directly comparable historical GAAP financial measures is included with the financial statements provided with this press release. The non-GAAP adjustments described below have historically been excluded from our GAAP financial measures.

Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Total Contract Value (TCV) - TCV bookings for OTT SaaS are comprised of the total value of new customer contracts closed during a specified period, including license, maintenance and services contracts, that we believe to be firm commitments to provide our software solutions and related services. Bookings by their nature are significantly based on estimates and judgments that we make regarding total contract values, and bookings are not meant as a substitute measure for revenue in accordance with GAAP.
Cable Edge Inventory charge - Harmonic from time to time incurs inventory impairment charges associated with material business shifts, such as the repositioning of our Cable Edge segment. We exclude these items, because we do not believe they are reflective of our ongoing long-term business and operating results.
Stock-based Compensation - Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. We believe that management is limited in its ability to project the impact of stock-based compensation would have on our operating results. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies.
Amortization of Intangibles - A portion of the purchase price of our acquisitions is generally allocated to intangible assets, and is subject to amortization. However, Harmonic does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, we believe that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.
Restructuring and related charges: Harmonic from time to time incurs restructuring charges which primarily consist of employee severance, one-time termination benefits related to the reduction of its workforce, lease exit costs, and other costs. These charges are associated with material business shifts. We exclude these items, because we do not believe they are reflective of our ongoing long-term business and operating results.
TVN acquisition and integration related costs - As a result of the Company’s acquisition of Thomson Video Networks (TVN) in February 2016, the Company incurred acquisition-and integration-related expenses, including legal, accounting and other professional services as well as integration-related costs that are not expected to generate future benefits once the integration is fully consummated. We exclude these transaction and integration expenses because we believe these expenses have no direct correlation to the operation of our business, and because we believe that the non-GAAP financial measures excluding these costs provide meaningful supplemental information regarding our operational performance and liquidity. In addition, excluding these costs from the non-GAAP measures facilitates comparisons to our historical operating results and comparisons to peer company operating results.
Inventory fair value adjustment - Purchase accounting requires us to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustments to our cost of revenues exclude the expected profit margin component that is recorded under purchase accounting associated with our acquisitions. We believe the adjustments are useful to investors as an additional means to reflect cost of revenues and gross margin trends of our business.
Deferred revenue fair value adjustment: We define non-GAAP net revenues as net revenues excluding the impact of purchase accounting. In connection with our acquisitions, the acquired deferred revenue balances were required to be written down due to purchase accounting in accordance with GAAP. The impact on revenues related to purchase accounting as a result of these transactions, limits the comparability of revenues between periods. We do not expect revenues generated from new contracts to be similarly impacted by purchase accounting adjustments. Accordingly, we believe presenting non-GAAP net revenues to exclude the impact of purchase accounting adjustments aids in the comparability between periods and in assessing our overall operating performance.
Non-cash interest expense related to convertible notes - We record the accretion of the debt discount related to the equity component and amortization of issuance costs as non-cash interest expense. We believe that excluding these costs provides meaningful supplemental information regarding operational performance and liquidity, along with enhancing investors’ ability to view the Company’s results from management’s perspective. In addition, we believe excluding these costs from the non-GAAP measures facilitates comparisons to our historical operating results and comparisons to peer company operating results.

Accounting impact related to warrant amortization - We entered into a warrant agreement with a customer, Comcast Corporation, in September 2016 pursuant to which Comcast may purchase up to 7.8 million shares of Harmonic common stock. Vesting of the warrant shares is subject to Comcast achieving certain milestones and purchase volume commitments, and therefore the accounting guidance requires that the value of the warrant be recorded as a reduction in the Company’s net revenues. Until final vesting, changes in the fair value of the warrant share will be marked to market and any adjustment as such will also be recorded in revenue. The change in fair value together with vested warrant shares are amortized to revenue using a ratio of revenue recognized from the customer in the period compared to total revenue expected from the customer. We have excluded the effect of warrant amortization in our non-GAAP financial measures. Management believes it is useful to exclude the charge for the fair value of the warrant shares in order to better understand the effects of these items on our total revenues and gross margin.
Loss on impairment of long-term investments - We exclude the effect of any other-than-temporary impairment of a cost method investment in calculating our non-GAAP financial measures. We exclude these items because we do not believe they are reflective of our ongoing long-term business and operating results.
Discrete tax items and tax effect of non-GAAP adjustments - The income tax effect of non-GAAP adjustments relates to the tax effect of the adjustments that we incorporate into non-GAAP financial measures in order to provide a more meaningful measure of non-GAAP net income.

CONTACTS:

Sanjay Kalra	Blair King
Chief Financial Officer	Director, Investor Relations
Harmonic Inc.	Harmonic Inc.
+1.408.490.6031	+1.408.490.6172

Harmonic Inc.
Preliminary Condensed Consolidated Balance Sheets
(Unaudited, in thousands, except per share data)

	June 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$52,885	$55,635
Short-term investments	—	6,923
Accounts receivable, net	60,427	86,765
Inventories	35,130	41,193
Prepaid expenses and other current assets	24,318	26,319
Total current assets	172,760	216,835
Property and equipment, net	31,624	32,164
Goodwill	240,570	237,279
Intangibles, net	25,317	29,231
Other long-term assets	37,745	38,560
Total assets	$508,016	$554,069

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Other debts and capital lease obligations, current	$7,130	$7,275
Accounts payable	31,322	28,892
Income taxes payable	1,349	1,166
Deferred revenue	55,165	52,414
Accrued and other current liabilities	50,272	55,150
Total current liabilities	145,238	144,897
Convertible notes, long-term	105,935	103,259
Other debts and capital lease obligations, long-term	9,292	13,915
Income taxes payable, long-term	2,996	2,926
Deferred tax liabilities, long-term	258	—
Other non-current liabilities	16,716	18,431
Total liabilities	280,435	283,428

Stockholders' equity:
Preferred stock, $0.001 par value, 5,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value, 150,000 shares authorized; 80,669 and 78,456 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	81	78
Additional paid-in capital	2,260,886	2,254,055
Accumulated deficit	(2,030,384)	(1,976,222)
Accumulated other comprehensive loss	(3,002)	(7,270)
Total stockholders' equity	227,581	270,641
Total liabilities and stockholders' equity	$508,016	$554,069

Harmonic Inc.
Preliminary Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three months ended		Six months ended
	June 30, 2017	July 1, 2016	June 30, 2017	July 1, 2016
Revenue:
Product	$50,190	$77,413	$100,594	$135,057
Services	32,125	32,158	64,664	56,346
Total net revenue	82,315	109,571	165,258	191,403
Cost of revenue:
Product	32,005	44,049	58,107	71,238
Services	16,495	14,482	32,928	28,471
Total cost of revenue	48,500	58,531	91,035	99,709
Gross profit	33,815	51,040	74,223	91,694
Operating expenses:
Research and development	27,055	26,507	51,937	50,070
Selling, general and administrative	32,625	36,516	67,256	69,386
Amortization of intangibles	780	4,232	1,554	6,597
Restructuring and related charges	777	1,903	2,056	4,515
Total operating expenses	61,237	69,158	122,803	130,568
Loss from operations	(27,422)	(18,118)	(48,580)	(38,874)
Interest expense, net	(2,680)	(2,651)	(5,270)	(5,072)
Other Income (expense), net	(819)	332	(1,330)	323
Loss on impairment of long-term investment	—	—	—	(1,476)
Loss before income taxes	(30,921)	(20,437)	(55,180)	(45,099)
Provision for income taxes	579	242	347	760
Net loss	$(31,500)	$(20,679)	$(55,527)	$(45,859)
Net loss per share:
Basic and diluted	$(0.39)	$(0.27)	$(0.69)	$(0.59)
Shares used in per share calculation:
Basic and diluted	80,590	77,342	80,203	77,168

Harmonic Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Six months ended
	June 30, 2017	July 1, 2016
Cash flows from operating activities:
Net loss	$(55,527)	$(45,859)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization of intangibles	4,144	8,322
Depreciation	7,139	7,737
Stock-based compensation	7,387	5,862
Amortization of discount on convertible debt	2,676	2,417
Amortization of non-cash warrant	416	—
Restructuring, asset impairment and loss on retirement of fixed assets	228	1,687
Loss on impairment of long-term investment	—	1,476
Deferred income taxes	(38)	38
Provision for excess and obsolete inventories	5,094	5,203
Allowance for doubtful accounts, returns and discounts	3,274	697
Other non-cash adjustments, net	189	144
Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable	23,479	(16,000)
Inventories	2,912	3,158
Prepaid expenses and other assets	5,933	(4,148)
Accounts payable	1,434	2,168
Deferred revenue	1,308	25,956
Income taxes payable	228	(122)
Accrued and other liabilities	(7,662)	(7,029)
Net cash provided by (used in) operating activities	2,614	(8,293)
Cash flows from investing activities:
Acquisition of business, net of cash acquired	—	(72,989)
Proceeds from maturities and sale of investments	6,898	12,842
Purchases of property and equipment	(5,943)	(7,708)
Net cash provided by (used in) investing activities	955	(67,855)
Cash flows from financing activities:
Payment of convertible debt issuance costs	—	(582)
Proceeds from other debts and capital leases	164	5,972
Repayment of other debts and capital leases	(6,650)	(6,524)
Proceeds from common stock issued to employees	2,117	3,737
Payment of tax withholding obligations related to net share settlements of restricted stock units	(2,726)	(1,034)
Net cash (used in) provided by financing activities	(7,095)	1,569
Effect of exchange rate changes on cash and cash equivalents	776	(95)
Net decrease in cash and cash equivalents	(2,750)	(74,674)
Cash and cash equivalents at beginning of period	55,635	126,190
Cash and cash equivalents at end of period	$52,885	$51,516

Harmonic Inc.
Preliminary Revenue Information
(Unaudited, in thousands, except percentages)

	Three months ended
	June 30, 2017				March 31, 2017				July 1, 2016
	GAAP	Adjust-ments	Non-GAAP		GAAP	Adjust-ments(1)	Non-GAAP		GAAP	Adjust-ments(1)	Non-GAAP
Product
Video Products	$44,824	$—	$44,824	54%	$45,518	$—	$45,518	55%	$61,662	$205	$61,867	56%
Cable Edge	5,366	—	5,366	7%	4,886	191	5,077	6%	15,751	$—	15,751	14%
Services and Support	32,125	—	32,125	39%	32,539	336	32,875	39%	32,158	575	32,733	30%
Total	$82,315	$—	$82,315	100%	$82,943	$527	$83,470	100%	$109,571	$780	$110,351	100%

Geography
Americas	$40,611	$—	$40,611	50%	$37,906	$416	$38,322	46%	$57,680	$143	$57,823	52%
EMEA	24,953	—	24,953	30%	25,439	111	25,550	31%	33,456	467	33,923	31%
APAC	16,751	—	16,751	20%	19,598	—	19,598	23%	18,435	170	18,605	17%
Total	$82,315	$—	$82,315	100%	$82,943	$527	$83,470	100%	$109,571	$780	$110,351	100%

Market
Service Provider	$46,420	$—	$46,420	56%	$48,028	$416	$48,444	58%	$65,733	$329	$66,062	60%
Broadcast and Media	35,895	—	35,895	44%	34,915	111	35,026	42%	43,838	451	44,289	40%
Total	$82,315	$—	$82,315	100%	$82,943	$527	$83,470	100%	$109,571	$780	$110,351	100%

	Six months ended
	June 30, 2017				July 1, 2016
	GAAP	Adjust-ments(1)	Non-GAAP		GAAP	Adjust-ments(1)	Non-GAAP
Product
Video Products	$90,342	$—	$90,342	55%	$105,874	$560	$106,434	55%
Cable Edge	10,252	191	10,443	6%	29,183	—	29,183	15%
Services and Support	64,664	336	65,000	39%	56,346	843	57,189	30%
Total	$165,258	$527	$165,785	100%	$191,403	$1,403	$192,806	100%

Geography
Americas	$78,517	$416	$78,933	48%	$106,657	$224	$106,881	55%
EMEA	50,392	111	50,503	30%	53,311	868	54,179	28%
APAC	36,349	—	36,349	22%	31,435	311	31,746	17%
Total	$165,258	$527	$165,785	100%	$191,403	$1,403	$192,806	100%

Market
Service Provider	$94,448	$416	$94,864	57%	$117,003	$478	$117,481	61%
Broadcast and Media	70,810	111	70,921	43%	74,400	925	75,325	39%
Total	$165,258	$527	$165,785	100%	$191,403	$1,403	$192,806	100%

(1) See “Use of Non-GAAP Financial Measures” above and “GAAP to Non-GAAP Reconciliations” below.

Harmonic Inc.
Preliminary Segment Information
(Unaudited, in thousands, except percentages)

	Three months ended June 30, 2017
	Video	Cable Edge	Total Segment Measures	Adjustments (1)	Consolidated GAAP Measures
Net revenue	$73,379	$8,936	$82,315	$—	$82,315
Gross profit	37,720	1,699	39,419	(5,604)	33,815
Gross margin%	51.4%	19.0%	47.9%		41.1%
Operating loss	(8,947)	(7,411)	(16,358)	(11,064)	(27,422)
Operating margin%	(12.2)%	(82.9)%	(19.9)%		(33.3)%

	Three months ended March 31, 2017
	Video	Cable Edge	Total Segment Measures	Adjustments (1)	Consolidated GAAP Measures
Net revenue	$74,453	$9,017	$83,470	$(527)	$82,943
Gross profit	40,884	2,626	43,510	(3,102)	40,408
Gross margin%	54.9%	29.1%	52.1%		48.7%
Operating loss	(5,725)	(5,664)	(11,389)	(9,769)	(21,158)
Operating margin%	(7.7)%	(62.8)%	(13.6)%		(25.5)%

	Three months ended July 1, 2016
	Video	Cable Edge	Total Segment Measures	Adjustments (1)	Consolidated GAAP Measures
Net revenue	$91,368	$18,983	$110,351	$(780)	$109,571
Gross profit	51,233	7,276	58,509	(7,469)	51,040
Gross margin%	56.1%	38.3%	53.0%		46.6%
Operating income (loss)	1,298	(498)	800	(18,918)	(18,118)
Operating margin%	1.4%	(2.6)%	0.7%		(16.5)%

	Six months ended June 30, 2017
	Video	Cable Edge	Total Segment Measures	Adjustments (1)	Consolidated GAAP Measures
Net revenue	$147,832	$17,953	$165,785	$(527)	$165,258
Gross profit	78,604	4,325	82,929	(8,706)	74,223
Gross margin%	53.2%	24.1%	50.0%		44.9%
Operating loss	(14,672)	(13,075)	(27,747)	(20,833)	(48,580)
Operating margin%	(9.9)%	(72.8)%	(16.7)%		(29.4)%

	Six months ended July 1, 2016 (2)
	Video	Cable Edge	Total Segment Measures	Adjustments (1)	Consolidated GAAP Measures
Net revenue	$156,999	$35,807	$192,806	$(1,403)	$191,403
Gross profit	86,125	14,524	100,649	(8,955)	91,694
Gross margin%	54.9%	40.6%	52.2%		47.9%
Operating loss	(5,238)	(2,350)	(7,588)	(31,286)	(38,874)
Operating margin%	(3.3)%	(6.6)%	(3.9)%		(20.3)%

(1) See “Use of Non-GAAP Financial Measures” above and “GAAP to Non-GAAP Reconciliations” below.
(2) Excludes TVN results prior to March 1, 2016.

Harmonic Inc.
GAAP to Non-GAAP Reconciliations (Unaudited)
(In thousands, except percentages and per share data)

	Three months ended
	June 30, 2017
	Revenue	Gross Profit	Total Operating Expense	Loss from Operations	Total Non-operating Expense, net	Net Loss
GAAP	$82,315	$33,815	$61,237	$(27,422)	$(3,499)	$(31,500)
Cable Edge inventory charge	—	3,331	—	3,331	—	3,331
Stock-based compensation in cost of revenue	—	700	—	700	—	700
Stock-based compensation in research and development	—	—	(1,337)	1,337	—	1,337
Stock-based compensation in selling, general and administrative	—	—	(2,099)	2,099	—	2,099
Amortization of intangibles	—	1,295	(780)	2,075	—	2,075
Restructuring and related charges	—	278	(777)	1,055	—	1,055
TVN acquisition-and integration-related costs	—	—	(467)	467	—	467
Non-cash interest expenses related to convertible notes	—	—	—	—	1,360	1,360
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	3,354
Total adjustments	—	5,604	(5,460)	11,064	1,360	15,778

Non-GAAP	$82,315	$39,419	$55,777	$(16,358)	$(2,139)	$(15,722)
As a % of revenue (GAAP)		41.1%	74.4%	(33.3)%	(4.3)%	(38.3)%
As a % of revenue (Non-GAAP)		47.9%	67.8%	(19.9)%	(2.6)%	(19.1)%
Diluted net loss per share:
Diluted net loss per share-GAAP						$(0.39)
Diluted net loss per share-Non-GAAP						$(0.20)
Shares used to compute diluted net loss per share:
GAAP and Non-GAAP						80,590

	Three months ended
	March 31, 2017
	Revenue	Gross Profit	Total Operating Expense	Loss from Operations	Total Non-operating Expense, net	Net Loss
GAAP	$82,943	$40,408	$61,566	$(21,158)	$(3,101)	$(24,027)
Cable Edge inventory charge	—	(15)	—	(15)	—	(15)
Acquisition accounting impact related to TVN deferred revenue	111	111	—	111	—	111
Accounting impact related to warrant amortization	416	416	—	416	—	416
Stock-based compensation in cost of revenue	—	445	—	445	—	445
Stock-based compensation in research and development	—	—	(977)	977	—	977
Stock-based compensation in selling, general and administrative	—	—	(1,829)	1,829	—	1,829
Amortization of intangibles	—	1,295	(774)	2,069	—	2,069
Restructuring and related charges	—	508	(1,279)	1,787	—	1,787
TVN acquisition-and integration-related costs	—	342	(1,808)	2,150	—	2,150
Non-cash interest expenses related to convertible notes	—	—	—	—	1,316	1,316
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	1,744
Total adjustments	527	3,102	(6,667)	9,769	1,316	12,829

Non-GAAP	$83,470	$43,510	$54,899	$(11,389)	$(1,785)	$(11,198)
As a % of revenue (GAAP)		48.7%	74.2%	(25.5)%	(3.7)%	(29.0)%
As a % of revenue (Non-GAAP)		52.1%	65.8%	(13.6)%	(2.1)%	(13.4)%
Diluted net loss per share:
Diluted net loss per share-GAAP						$(0.30)
Diluted net loss per share-Non-GAAP						$(0.14)
Shares used to compute diluted net income (loss) per share:
GAAP and Non-GAAP						79,810

	Three months ended
	July 1, 2016
	Revenue	Gross Profit	Total Operating Expense	Income (Loss) from Operations	Total Non-operating Expense, net	Net Loss
GAAP	$109,571	$51,040	$69,158	$(18,118)	$(2,319)	$(20,679)
Cable Edge inventory charge	—	4,519	—	4,519	—	4,519
Acquisition accounting impacts related to TVN deferred revenue	780	780	—	780	—	780
Stock-based compensation in cost of revenue	—	424	—	424	—	424
Stock-based compensation in research and development	—	—	(841)	841	—	841
Stock-based compensation in selling, general and administrative	—	—	(1,503)	1,503	—	1,503
Amortization of intangibles	—	1,307	(4,232)	5,539	—	5,539
Restructuring and related charges	—	6	(1,903)	1,909	—	1,909
TVN acquisition-and integration-related costs	—	433	(2,970)	3,403	—	3,403
Non-cash interest expenses related to convertible notes	—	—	—	—	1,233	1,233
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	285
Total adjustments	780	7,469	(11,449)	18,918	1,233	20,436

Non-GAAP	$110,351	$58,509	$57,709	$800	$(1,086)	$(243)
As a % of revenue (GAAP)		46.6%	63.1%	(16.5)%	(2.1)%	(18.9)%
As a % of revenue (Non-GAAP)		53.0%	52.3%	0.7%	(1.0)%	(0.2)%
Diluted net loss per share:
Diluted net loss per share-GAAP						$(0.27)
Diluted net loss per share-Non-GAAP						$0.00
Shares used to compute diluted net loss per share:
GAAP and Non-GAAP						77,342

	Six months ended
	June 30, 2017
	Revenue	Gross Profit	Total Operating Expense	Loss from Operations	Total Non-operating Expense	Net Loss
GAAP	$165,258	$74,223	$122,803	$(48,580)	$(6,600)	$(55,527)
Cable Edge inventory charge	—	3,316	—	3,316	—	3,316
Acquisition accounting impacts related to TVN deferred revenue	111	111	—	111	—	111
Accounting impact related to warrant amortization	416	416	—	416	—	416
Stock-based compensation in cost of revenue	—	1,145	—	1,145	—	1,145
Stock-based compensation in research and development	—	—	(2,314)	2,314	—	2,314
Stock-based compensation in selling, general and administrative	—	—	(3,928)	3,928	—	3,928
Amortization of intangibles	—	2,590	(1,554)	4,144	—	4,144
Restructuring and related charges	—	786	(2,056)	2,842	—	2,842
TVN acquisition-and integration-related costs	—	342	(2,275)	2,617	—	2,617
Non-cash interest expenses related to convertible notes	—	—	—	—	2,676	2,676
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	5,098
Total adjustments	527	8,706	(12,127)	20,833	2,676	28,607

Non-GAAP	$165,785	$82,929	$110,676	$(27,747)	$(3,924)	$(26,920)
As a % of revenue (GAAP)		44.9%	74.3%	(29.4)%	(4.0)%	(33.6)%
As a % of revenue (Non-GAAP)		50.0%	66.8%	(16.7)%	(2.4)%	(16.2)%

Diluted net loss per share:
Diluted net loss per share-GAAP						$(0.69)
Diluted net loss per share-Non-GAAP						$(0.34)
Shares used to compute diluted net loss per share:
GAAP and Non-GAAP						80,203

		Six months ended
		July 1, 2016
	Revenue	Gross Profit	Total Operating Expense	Loss from Operations	Total Non-operating Expense	Net Loss
GAAP	$191,403	$91,694	$130,568	$(38,874)	$(6,225)	$(45,859)
Cable Edge inventory charge	—	4,519		4,519	—	4,519
Acquisition accounting impacts related to TVN deferred revenue	1,403	1,403	—	1,403	—	1,403
Acquisition accounting impacts related to TVN fair value of inventory	—	189	—	189	—	189
Stock-based compensation in cost of revenue	—	651	—	651	—	651
Stock-based compensation in research and development	—	—	(1,810)	1,810	—	1,810
Stock-based compensation in selling, general and administrative	—	—	(3,401)	3,401	—	3,401
Amortization of intangibles	—	1,725	(6,597)	8,322	—	8,322
Restructuring and related charges	—	(23)	(4,515)	4,492	—	4,492
TVN acquisition-and integration-related costs	—	491	(6,008)	6,499	—	6,499
Loss on impairment of long-term investment	—	—	—	—	1,476	1,476
Non-cash interest expenses related to convertible notes	—	—	—	—	2,420	2,420
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	2,248
Total adjustments	1,403	8,955	(22,331)	31,286	3,896	37,430

Non-GAAP	$192,806	$100,649	$108,237	$(7,588)	$(2,329)	$(8,429)
As a % of revenue (GAAP)		47.9%	68.2%	(20.3)%	(3.3)%	(24.0)%
As a % of revenue (Non-GAAP)		52.2%	56.1%	(3.9)%	(1.2)%	(4.4)%
Diluted net loss per share:
Diluted net loss per share-GAAP						$(0.59)
Diluted net loss per share-Non-GAAP						$(0.11)
Shares used to compute diluted net loss per share:
GAAP and Non-GAAP						77,168

Harmonic Inc.
GAAP to Non-GAAP Reconciliations on Business Outlook
(In millions, except percentages and per share data)

	Q3 2017 Financial Guidance
	Revenue	Gross Profit	Total Operating Expense	Loss from Operations	Total Non-operating Expense, net	Net Loss
GAAP	$80.0 to $90.0	$38.4 to $44.4	$55.7 to $57.7	$(19.3) to $(11.3)	$(3.1)	$(20.2) to $(13.3)
Stock-based compensation expense	—	0.8	(4.3)	5.1	—	5.1
Amortization of intangibles	—	1.3	(0.8)	2.1	—	2.1
Restructuring and related charges and TVN integration costs	—	0.5	(2.6)	3.1	—	3.1
Non-cash interest expense related to convertible notes	—	—	—	—	1.4	1.4
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	(0.5)
Total adjustments	—	2.6	(7.7)	10.3	1.4	11.2

Non-GAAP	$80.0 to $90.0	$41.0 to $47.0	$48.0 to $50.0	$(9.0) to $(1.0)	$(1.7)	$(9.0) to $(2.1)
As a % of revenue (GAAP)		48% to 49%	64% to 70%	(24)% to (13)%	(3)% to (4)%	(25)% to (15)%
As a % of revenue (Non-GAAP)		51% to 52%	56% to 60%	(11)% to (1)%	2%	(11)% to (2)%
Diluted net loss per share:
Diluted net loss per share-GAAP						$(0.25) to $(0.16)
Diluted net loss per share-Non-GAAP						$(0.11) to $(0.03)
Shares used to compute diluted net loss per share:
GAAP and Non-GAAP						81.4

	Q4 2017 Financial Guidance
	Revenue	Gross Profit	Total Operating Expense	Income (Loss) from Operations	Total Non-operating Expense, net	Net Income (Loss)
GAAP	$90.0 to $100.0	$44.9 to $51.4	$53.7 to $55.7	$(10.8) to $(2.3)	$(3.1)	$(14.6) to $(6.1)
Stock-based compensation expense	—	0.8	(4.5)	5.3	—	5.3
Amortization of intangibles	—	1.3	(0.8)	2.1	—	2.1
Restructuring and related charges and TVN integration costs	—	—	(0.4)	0.4	—	0.4
Non-cash interest expense related to convertible notes	—	—	—	—	1.4	1.4
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	$1.4 to $0.1
Total adjustments	—	2.1	(5.7)	7.8	1.4	$10.6 to $9.1

Non-GAAP	$90.0 to $100.0	$47.0 to $53.5	$48.0 to $50.0	$(3.0) to $5.5	$(1.7)	$(4.0) to $3.0
As a % of revenue (GAAP)		50% to 51%	60%	(12)% to (2)%	(3)%	(16)% to (6)%
As a % of revenue (Non-GAAP)		52.0% to 53.5%	50% to 53%	(3)% to 5.5%	2%	(4)% to 3%
Diluted net income (loss) per share:
Diluted net loss per share-GAAP						$(0.18) to $(0.07)
Diluted net income (loss) per share-Non-GAAP						$(0.05) to $0.04
Shares used to compute diluted net loss per share:
GAAP and Non-GAAP						82.0
Shares used to compute diluted net income per share:
GAAP						84.0

	2017 Financial Guidance
	Revenue	Gross Profit	Total Operating Expense	Loss from Operations	Total Non-operating Expense, net	Net Loss
GAAP	$335.5 to $355.5	$157.2 to $170.2	$232.5 to $236.5	$(79.3) to $(62.3)	$(12.8)	$(90.1) to $(76.3)
Acquisition accounting impact related to TVN deferred revenue	0.1	0.1	—	0.1	—	0.1
Accounting impact related to warrant amortization	0.4	0.4	—	0.4	—	0.4
Cable Edge inventory charge	—	3.3	—	3.3	—	3.3
Stock-based compensation expense	—	2.7	(15.1)	17.8	—	17.8
Amortization of intangibles	—	5.2	(3.1)	8.3	—	8.3
Restructuring and related charges and TVN integration costs	—	2.1	(7.3)	9.4	—	9.4
Non-cash interest expense related to convertible notes	—	—	—	—	5.5	5.5
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	5.3
Total adjustments	0.5	13.8	(25.5)	39.3	5.5	50.1

Non-GAAP	$336.0 to $356.0	$171.0 to $184.0	$207.0 to $211.0	$(40.0) to $(23.0)	$(7.3)	$(40.0) to $(26.2)
As a % of revenue (GAAP)		47% to 48%	66% to 67%	(24)% to (18)%	(4%)	(27)% to (21)%
As a % of revenue (Non-GAAP)		51.0% to 51.5%	59% to 62%	(12)% to (6)%	(2%)	(12)% to (7)%
Diluted loss per share:
Diluted net loss per share-GAAP						$(1.11) to $(0.94)
Diluted net loss per share-Non-GAAP						$(0.50) to $(0.33)
Shares used to compute diluted net loss per share:
GAAP and Non-GAAP						81.0